UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 13, 2006

STREICHER MOBILE FUELING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Streicher Mobile Fueling, Inc. (the “Company”) issued a press release on October 13, 2006, reporting operating results for the fiscal year and three months ended June 30, 2006. The Company hereby incorporates by reference into this Item 2.02 the information set forth in that press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

As disclosed in the Company’s annual report on Form 10-K filed with Commission on October 13, 2006, the Company on October 10, 2006, filed a civil complaint in Broward County, Florida Circuit Court against Financial Accounting Solutions Group, Inc., (“FAS”), Kramer Professional Staffing, Inc., (“KPS”), and Mitchell Kramer, an officer, director, shareholder and control person of FAS and KPS. In the Form 10-K, the Company suggested that it was likely that FAS would file a counterclaim or a countersuit seeking to recover fees billed to the Company that the Company had refused to pay on account of the various failings cited in the Company’s complaint. On October 13, 2006, shortly after the Company’s Form 10-K was filed, the Company learned that FAS had in fact filed its own civil complaint against the Company in Broward County, Florida Circuit Court seeking the fees allegedly due. The Company believes that the lawsuit filed by FAS will likely be transferred to the same division and judge assigned to the case filed by the Company and will thereafter be consolidated with that case as a counterclaim. As noted in the Form 10-K. the Company has been advised by counsel that, based on all available information, the likelihood of FAS prevailing in any litigation against the Company is remote and the chance of recovery by FAS against the Company is slight.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.

99.1	Press Release dated October 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006	STREICHER MOBILE FUELING, INC.

By: /s/ Richard E. Gathright
Richard E. Gathright, President